UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 25, 2024
JAMF HOLDING CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-39399	82-3031543
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Washington Ave S, Suite 1100 Minneapolis, MN		55401
(Address of principal executive offices)		(Zip Code)
(612) 605-6625
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	JAMF	The NASDAQ Stock Market LLC

Item 2.05. Costs Associated with Exit or Disposal Activities.

On January 25, 2024, Jamf Holding Corp. (the “Company” or “Jamf”) announced a workforce reduction plan (the “Plan”) intended to reduce operating costs, improve operating margins, and continue advancing the Company’s ongoing commitment to profitable growth. The Plan is expected to impact approximately 6% of the Company’s full-time employees.

The Company currently estimates that it will incur charges of approximately $6.6 million to $8.2 million in connection with the Plan, consisting of cash expenditures for notice period and severance payments, employee benefits, and related costs. The Company expects that the majority of the charges will be incurred in the first quarter of 2024 and that the execution of the Plan will be substantially complete by the end of the second quarter of 2024. The Company intends to exclude the charges associated with the Plan from certain of its non-GAAP financial measures.

Potential position eliminations in each country are subject to local law and consultation requirements, which may extend this process further in certain countries. The charges that the Company expects to incur are subject to a number of assumptions, including local law requirements in various jurisdictions, and actual expenses may differ from the estimates disclosed above. The Company may also incur charges and expenditures not currently contemplated due to unanticipated events that may occur in connection with the Plan.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward‑looking statements” within the meaning of the federal securities laws that involve risks and uncertainties, including, but not limited to, statements regarding the Plan and its timing and impact on Jamf’s business and financial results, including with respect to Jamf’s ability to achieve profitability goals. The expectations expressed or implied in these forward-looking statements may not turn out to be correct. The forward-looking statements contained herein are also subject to additional risks, uncertainties, and factors, including those more fully described in Jamf’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022. Additional information is also set forth in Jamf’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2023, as well as the subsequent periodic and current reports and other filings that Jamf makes with the Securities and Exchange Commission from time to time. Moreover, Jamf operates in a very competitive and rapidly changing environment, and new risks and uncertainties may emerge that could have an impact on the forward-looking statements contained herein. The forward-looking statements included herein relate only to events as of the date hereof. Jamf undertakes no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMF HOLDING CORP.
Date: January 25, 2024	By:	/s/ Jeff Lendino
	Name:	Jeff Lendino
	Title:	Chief Legal Officer